Exhibit 10.7F

AMENDMENT NUMBER SIX

TO SOFTWARE LICENSING AGREEMENT

This Amendment Number Six to Software License Agreement (the “Amendment”), made effective on August 1, 2005 (the “Effective Date”), amends the terms of the Software License Agreement dated April 26, 2002, as amended (the “Agreement”) by and between Altiris, Inc., a Delaware corporation having a principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Licensor”) and Dell Products L.P. (“Dell”).  Unless specifically modified or changed herein, the terms and conditions of the Agreement shall remain in effect.  In the event of a conflict or inconsistency between the terms and conditions contained in this Amendment and the Agreement, the terms and conditions contained in this Amendment shall prevail.  Capitalized terms not specifically defined in this Amendment shall have the meanings set forth in the Agreement.

A.                                   Sections 3.2(a), 3.2(b), and 3.2(c), as amended, are deleted in their entirety and shall be replaced with the following language [*]:

“3.2(a)  Prices for Licensed Product(s) and Licensor Application(s).  If Dell purchases directly from Licensor, the prices paid by Dell for the Licensed Product(s) and Licensor Application(s) will be[*].”

“3.2(b)  Prices for Training and Professional Services.  If Dell purchases directly from Licensor, the prices paid by Dell for the Training and Professional Services will be [*].”

“Section 3.2(c)  [*].”

B.                                     Section 3.2(d) is deleted in its entirety and replaced with the following:

“3.2(d)  Licensor shall provide Dell with a quarterly sales volume report setting forth the amount of sales to Dell for the Licensed Product(s), Licensor Application(s), Local Recovery Pro, Enabled Products, and Training and Professional Services for the corresponding Dell fiscal quarter.  Licensor shall provide this sales volume report to Dell within thirty (30) days of the end of each Dell fiscal quarter.  Licensor shall remit the rebate amounts associated with such sales volume report within thirty (30) days of receipt of such report.  Payment shall be by wire transfer to an identified general account number and be sent to an address as specified by Dell.  Licensor will maintain accurate and legible records in English during the term of this Agreement and, at a minimum, for two (2) years thereafter, and will grant to Dell reasonable access to and copies of, any information reasonably requested by Dell related to the sales volume report.”

C.                                     Section 5.0 shall be amended to include the following new subsection:

“5.9  During the term of this Agreement, Licensor agrees to maintain appropriate internal headcount and resources so as to provide sales support to Dell in a manner and at a level consistent with the manner and level it has provided sales support to Dell prior to the Effective Date of this Amendment.”

D.                                    Section 6.3, as amended, is deleted in its entirety and is replaced with the following [*]

* This provision is subject to a confidential treatment request.

E.                                      Section 9.1, as amended, is deleted in its entirety and is replaced with the following to reflect an extension in the length of the term of the Agreement:

“This Agreement shall commence on the Effective Date and shall continue in effect until April 28, 2010 (the “Initial Term”) unless terminated as provided herein.  Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each such term, a “Renewal Term”), unless either Party provides the other written notice of non-renewal at least ninety (90) days before the end of the Initial Term or any Renewal Term.”

[SIGNATURE PAGE FOLLOWS]

Agreed and Accepted:	Agreed and Accepted:
DELL PRODUCTS L.P.	ALTIRIS, INC.

By: /s/ J.M. Skymba	By: /s/ Michael R. Samuelian
Printed Name: J.M. Skymba	Printed Name: Michael R. Samuelian
Title: Sr. Manager	Title: Vice President Sales
Date: 7/06/05	Date: 08/18/05

Reviewed by Altiris Legal
By: EKG
Date: 6/29/05